Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Michael S. Goldgrub, whose signature appears below, constitutes and appoints Walter Killough and David J. Dick, and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (File No. 333-182236) filed by dELiA*s, Inc. with the Securities and Exchange Commission (the “SEC”) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 21, 2012	/s/ Michael S. Goldgrub
Michael S. Goldgrub